UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2006

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware 1-12333 86-0385884
(State or Other Jurisdiction (Commission (IRS Employer
of Incorporation) File Number) Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA 92130 (Address of Principal Executive Offices) (Zip Code)

(858) 314-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

                                                                                                                  Explanatory Note

The purpose of this filing is to supplement the Current Report on Form 8-K dated as of July 10, 2006 and filed on July 14, 2006, to specify the total number of shares of Iomega Corporation common stock, par value $0.03 1/3, actually issued in connection with our acquisition of CSCI, Inc. on August 11, 2006.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

Iomega Corporation (“Iomega”) previously reported under Form 8-K dated July 10, 2006 and filed on July 14, 2006, that it had entered into a definitive agreement with CSCI, Inc. (“CSCI”), a California corporation, and its shareholders, to acquire CSCI in exchange for a combination of cash and shares of Iomega common stock, par value $0.03 1/3 (“Iomega common stock”), with the exact number of shares to be based on the average closing price of Iomega common stock during a pre-closing pricing period. The acquisition was completed on August 11, 2006, and Iomega issued a total of 2,857,722 shares of Iomega common stock. 336,802 of the shares were deposited into escrow as partial security for the indemnification obligations of the shareholders and certain employees of CSCI under the acquisition agreement. Iomega issued the shares in reliance on Section 3(a)(10) of the Securities Act of 1933, as amended, following a public hearing by the California Department of Corporations on the fairness of the terms and conditions of the transaction and a determination that the transaction was fair, just and equitable to all applicable parties.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 16, 2006

IOMEGA CORPORATION
(Registrant)

By: /s/ Preston S. Romm
Preston S. Romm
Vice President of Finance and Chief Financial Officer

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